EXHIBIT 99.1

WeTrade Group to hold press conference for "WTPay Global Collection and Payment System's Online Implementation" in Singapore

BEIJING, Sept. 26, 2022 /PRNewswire/ -- WeTrade Group Inc. ("WeTrade" or the "Company") (NASDAQ: WETG), an emerging growth company engaged in the business of providing software-as-a-service (SAAS) and cloud intelligent systems for micro-businesses, today has announced that it will hold press conference for "WTPay, the Global Collection and Payment System's Online Implementation" in Singapore on October 18th, 2022, and will showcase its R&D product "WTPay Global Collection and Payment System" for the first time to the public.

The WTPay global collection and payment system has six major businesses, including global order collection, global store opening, global collection,  international account management, global remittance and currency exchange, and it provides resource docking in more than 100 countries and 8 mainstream currencies.

WTPay system supports multiple methods of online payment from customers, including Wechat Pay, Alipay, Visa, Master Card, local E-wallets and mainstream digital wallets in many countries. Meanwhile, it has established strategic alliances with more than 15 payment companies, such as global plus pay inc, flash pay technology INC, pay collection pty ltd, London pay pty ltd, lakala Japan co.Ltd, GlobePay Limited, global free pay, second pay financing inc, in an effort to help customers quickly conduct global collection and payment business.

Mr. Pijun Liu, Chief Executive Officer of the Company, commented, "WTPay system covers over 60% of global enterprise's collection and payment demands. At the early stage of the system's implementing, we will focus on promotion and trial regions such as the United States, Singapore, Australia, the Philippines, and Indonesia, among others. We welcome more partners to choose Wetrade Group to work with us in building a new economic ecology, thereby contributing to the development of global economic."

About WeTrade Group Inc.

WeTrade Group Inc. is a technical service provider of SAAS and Cloud Intelligent System for micro-businesses, and a pioneering internationalized system in the global micro-business cloud intelligence field and the leader, innovator and promoter of the world's cloud intelligent system for micro-businesses. WeTrade Group independently developed the cloud intelligent system for micro-businesses (Abbreviation: YCloud). YCloud strengthens users' marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers' revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system. As of today, YCloud's business has successfully landed in mainland China and Hong Kong, covering the micro business industry, tourism industry, hospitality industry, livestreaming and short video industry, aesthetic medical industry and traditional retail industry. For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

SOURCE WeTrade Group INC

For further information: WeTrade Group Inc., Investor Relations Department, ir@wetradegroup.net; Ascent Investor Relations LLC, Tina Xiao, +1-917-609-0333, tina.xiao@ascent-ir.com

2